Exhibit 3

BY-LAW S
of
iCAD, INC.

Article I

Offices of the Corporation

1.10  Office. The registered office shall be established and maintained at 100 West 10th Street, City of Wilmington, in the County of New Castle in the State of Delaware.

1.20  Additional Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

Article II

Shareholders

2.10  Annual Meeting. A meeting of the shareholders shall be held annually for the election of directors and the transaction of such other business as may properly be brought before the meeting on a date fixed by the board of directors.

2.11  Special Meetings. Special meetings of the shareholders may be called by the board of directors or the President or by the Secretary of the Corporation at the request in writing of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at a meeting. Any such request by shareholders shall state the purpose or purposes of the proposed meeting. The person who shall preside at any such special meeting shall be as is set forth in Section 3.11 of these By-Laws. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of meeting.

In the absence of any such designation the Chairman of the Board or, in his absence, the President, shall preside. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of meeting.

2.12  Place of Meeting. A meeting of shareholders may be held at such place, within or without this state, as may be fixed in the call for the meeting or, if not so fixed, at the office of the Corporation.

2.13  Notice of Meetings of Shareholders. Whenever shareholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced by the person presiding at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been trans acted on the original date of the meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the above paragraph.

2.14  Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

2.15  Quorum. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

If at any meeting of the shareholders the amount of stock represented shall not constitute a quorum or shall be less than the amount required by statute to take the action then contemplated, the holders of a majority of the shares represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the required amount of stock shall be represented at the meeting, when such action may be taken as was contemplated by the notice of the meeting.

2.20  Consent of Shareholders Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This paragraph shall not be construed to alter or modify the provisions in the certificate of incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

2.30  Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

2.40  Qualification of Votes. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

2.41  Fixed Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof other than a meeting or adjournment thereof called by the holders of record of a majority of the outstanding shares, in which event the following paragraph shall govern, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action the board may fix, in advance, a date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted.

When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as herein provided such determination shall apply to any adjournment thereof, unless the board fixes a new record date under this section for the adjourned meeting.

2.50  Inspectors. The board of directors in advance of any shareholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Article III

Board of Directors

3.10  Power of Board and Qualification of Directors. The business of the Corporation shall be managed by its board of directors, each of whom shall be at least eighteen years of age. Directors need not be shareholders.

3.11  Chairman and Vice Chairman of the Board. The directors shall elect from among their members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors, each of whom shall serve until the next annual meeting of directors and until their respective successors have been duly elected and qualify. The Chairman shall preside at the meetings of the board of directors and at the meetings of shareholders and shall perform such other duties as from time may be assigned to him by the board of directors. In the absence of the Chairman, the Vice Chairman shall preside at the meetings of the board of directors and at the meetings of shareholders and shall perform such other duties as from time may be assigned to him by the board of directors. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the board of directors shall appoint a member of the Board or an officer of the Corporation to preside at the meetings of the board of directors and the shareholders.

3.20  Number. The number of directors constituting the entire board shall be fixed by action of the board or of the shareholders from time to time. If not otherwise fixed pursuant to this paragraph, the number of directors shall be three. If there are fewer than three shareholders then the number of directors may be less than three but in no event less than the number of shareholders.

3.30  Term of Office. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.

3.31  Resignations. A director of the Corporation may resign at any time by giving written notice to the board of directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if the time is not specified, upon receipt. The acceptance of such resignation shall not be necessary to make it effective unless otherwise specified therein.

3.32  Removal of Directors. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

3.40  Meetings of the Board and Committee. Meetings of the board or any committee thereof, regular or special, may be held at such time and at such place as may be fixed by the board or such committee. Any one or more members of the board or a committee thereof may participate in a meeting of the board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

3.50  Notice of Meetings of Directors. Regular meetings of the board may be held without notice if the time and place of such meetings are fixed by the board.

Special meetings of the board may be held at any time upon the call of the Chairman or the President or one-third of the directors then in office by oral or written notice, duly served on or sent to each director not less than twenty-four hours before such meeting.

Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the board to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors. For the purposes of this paragraph notice need not be given twenty-four hours prior to the meeting.

3.60  Quorum and Power of a Majority. A majority of the entire board at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided by sections 3.70 and 3.80 of these by-laws and as otherwise provided by law, the vote of a majority of directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board.

3.70  Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and consent shall be filed with the minutes of the proceedings of the board or committee.

3.80  Vacancies and Newly Created Directorships. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

3.90  Executive and Other Committees. The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the board, except that no such committee shall have authority as to the following matters:

(1)  The submission to shareholders of any action that needs shareholders’ authorization.

(2)  The filling of vacancies in the board of directors or in any committee.

(3)  The fixing of compensation of the directors for serving on the board or on any committee.

(4)  The amendment or repeal of the by-laws, or the adoption of new by-laws.

(5)  The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

The board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Each such committee shall serve at the pleasure of the board.

3.91  Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the board. However, this By-Law shall not be construed to preclude any director from serving the Corporation in any other capacity and the board shall have authority to fix the compensation for such services.

Article IV

Officers

4.10  Officers. The board of directors from time to time may elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as it may determine.

More than one office may be held by the same person provided however that no one person shall hold the offices of President and Secretary at the same time, unless that person is also the sole shareholder of the Corporation.

4.20  Term of Office. The board of directors shall determine the term of office for each officer and the terms and conditions of his employment.

Each officer shall hold office for such term and until his successor has been elected or appointed and qualified.

In the absence of a specific term of office, each officer shall serve at the pleasure of the board.

Any officer elected or appointed by the board may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders, but his authority to act as an officer may be suspended by the board for cause.

4.30  Powers and Duties. Unless the board of directors otherwise prescribes, the President shall be the chief executive officer of the Corporation. The Secretary shall keep and record all notes and records of the corporation and the minutes of all proceedings. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. The officers, agents and employees of the Corporation shall each have powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the board of directors, as generally pertain to their respective offices, as well as such additional powers and duties as from time to time may be prescribed by the board. The board of directors may require any such officer, agent or employee to give security for the faithful performance of his duties.

4.40  Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the board of directors.

Article V

Certificates for Shares

5.10  Form of Stock Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman or Vice-Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

5.20  Transfer of Stock. Shares of the stock of the Corporation shall be transferable on the books of the Corporation, by the holder thereof in person or by his attorney, upon the surrender to the Corporation of the certificate or certificates for such shares, duly endorsed for transfer.

5.30  Lost, Stolen or Destroyed Stock Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the Corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe.

Article VI

Other Matters

6.10  Corporate Seal. The Corporate seal shall be in such form as the board of directors may from time to time prescribe.

6.20  Fiscal Year. The fiscal year of the Corporation shall be such as may from time to time be fixed by the board of directors.

6.30  Securities of Other Corporations. The President or the Secretary shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President or the Secretary may also execute and deliver on behalf of this Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the shares’ or securities owned or held by this Corporation.

6.40  Amendments. The by-laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of directors. The by-laws may also be amended, repealed or adopted by the board, but any by-law adopted by the board may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

6.41 Indemnification. The Corporation will indemnify each Officer and/or Director of this Corporation to the full extent permitted by the Laws of the State of Delaware.